Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2023 (except for the second paragraph of Note 14, as to which the date is July 17, 2023), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-272600) and related Prospectus of Turnstone Biologics Corp. for the registration of 5,800,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

July 17, 2023